Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS THIRD QUARTER FINANCIAL RESULTS

•Consolidated third quarter sales were $100.1 million, up 14% versus Q3 2018 and down 10% sequentially
•Gross margin was 36%, up from 34% in Q3 2018 and down from 38% in Q2 2019. Adjusted gross margin* was 37%
•Operating income increased to $12.8 million from $8.8 million in Q3 2018
•Net income was $6.9 million, or $0.46 per diluted share; while adjusted net income* was $13.4 million, or $0.90 per diluted share
•Adjusted EBITDA* of $23.2 million was up 35% versus Q3 2018 and down 20% sequentially
•Return on invested capital* was 30%
•Full-year adjusted EPS expected in range of $3.65 to $3.80 versus prior forecasted range of $3.55 to $3.70

BROOMFIELD, Colo. - October 24, 2019 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its third quarter ended September 30, 2019.

Consolidated sales were $100.1 million, up 14% versus the third quarter of 2018 and down 10% sequentially. The sequential decline principally was due to an anticipated slowdown in well completion activity within North America’s unconventional oil and gas industry.

Third quarter gross margin was 36% versus 34% in the 2018 third quarter and 38% in the 2019 second quarter. Adjusted gross margin* was 37%, and excludes a write down of inventory at DynaEnergetics, DMC’s oilfield products business. The write down is related to the previously announced closure of DynaEnergetics’ manufacturing facility in Tyumen, Siberia.

Operating income was $12.8 million, up 45% from $8.8 million in the 2018 third quarter. Net income was $6.9 million, or $0.46 per diluted share, versus $4.9 million, or $0.33 per diluted share, in last year’s third quarter.

Adjusted operating income* was $19.3 million, and excludes $6.5 million in special items related to the Tyumen plant closure. Adjusted net income was $13.4 million, or $0.90 per diluted share.

Third quarter adjusted EBITDA was $23.2 million, up 35% from $17.2 million in the 2018 third quarter, and down 20% sequentially versus the $29.0 million reported in the second quarter.

Net debt* (total debt less cash and cash equivalents) at September 30, 2019, was $16.0 million, down from $21.0 million at June 30, 2019, and $28.0 million at December 31, 2018.

DynaEnergetics
Third quarter sales at DynaEnergetics were $77.4 million, up 17% from the 2018 third quarter and down 13% sequentially. Gross margin was 39%, up from 37% in last year’s third quarter and down from 41% in the second quarter. Excluding inventory write downs associated with the Tyumen, Siberia, plant closure, adjusted gross margin was 40%. Operating income was $14.9 million versus $9.9 million in the comparable year-ago quarter. Excluding restructuring related charges in 2019 and anti-dumping duty penalties in 2018, adjusted operating income was $21.4 million versus $14.8 million in the 2018 third quarter. Adjusted EBITDA was $23.2 million versus $16.4 million in last year’s third quarter.

NobelClad
Third quarter sales at NobelClad, DMC's composite metals business, were $22.7 million, up 5% versus the 2018 third quarter and up 2% sequentially. Gross margin was 26%, up from 25% in the 2018 third quarter and flat versus the second quarter. Operating income was $2.2 million versus $2.1 million in the year-ago third quarter. Excluding restructuring charges related to NobelClad's European consolidation, adjusted operating income was $2.2 million versus $2.3 million in the year-ago third quarter. Adjusted EBITDA was $3.1 million, flat versus last year’s third quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the third quarter was 0.97. Order backlog was $33.2 million versus $38.8 million at the end of the second quarter.

Nine-month results
Consolidated sales for the nine-month period were $311.2 million, up 32% versus the same period a year ago. Gross margin was 37% versus 34% in the 2018 nine-month period. Operating income was $57.9 million versus $24.4 million in last year’s nine-month period, which included $8.0 million in accrued anti-dumping penalties. Net income was $39.3 million, or $2.64 per diluted share, versus $15.2 million, or $1.02 per diluted share, in the nine-month period a year ago.

Nine-month adjusted operating income was $64.9 million and adjusted net income was $46.2 million, or $3.10 per diluted share. Adjusted EBITDA was $76.1 million versus $42.7 million in last year's nine-month period.

DynaEnergetics
Nine-month sales at DynaEnergetics were $245.8 million, up 41% from $174.3 million in last year’s nine-month period. Operating income was $64.8 million versus $30.8 million in the comparable year-ago period. Adjusted EBITDA was $76.2 million versus $43.5 million in last year’s nine-month period.

NobelClad
Nine-month sales at NobelClad were $65.4 million, up 6% from $61.8 million at the nine-month mark last year. Operating income was $6.0 million versus $3.8 million in the comparable year-ago period, while adjusted EBITDA was $8.9 million versus $6.8 million in the year-ago period.

Management Commentary
Kevin Longe, president and CEO, said, “DynaEnergetics and NobelClad executed very well during a quarter in which market conditions grew increasingly challenging. I am particularly encouraged by the margin performance of both businesses, which illustrates that customers continue to recognize the value of our differentiated products and services.

“DynaEnergetics is taking an opportunistic approach to the slowdown in onshore well completion activity,” Longe added. “The sales team is onboarding new customers for DynaEnergetics’ IS2™ intrinsically safe initiating systems and DynaStage DS Factory-Assembled, Performance-Assured™ perforating systems; and several existing customers are deploying these products more broadly across their service fleets. We also are working more closely with exploration and production companies to demonstrate the safety, efficiency and reliability of the DynaStage DS product line. Several of these operators have begun to specify the DynaStage DS systems to their service companies as they prepare for upcoming well completion programs.

“DynaEnergetics announced during the third quarter that sales of its DynaStage DS systems had exceeded one million units. The milestone was the result of a widespread transition by operators and service companies to our Factory-Assembled, Performance-Assured perforating systems. The two newest DS models – DS Trinity™ 3.5. and

DS NLine™ – are now fully commercialized and are enabling DynaEnergetics to extend its lead at the premium end of the perforating market.

Field trials of the ultra-compact DS Trinity 3.5, which features three charges on a single radial plane, were completed earlier this month. Customer response was very positive, and commercial shipments of the system will commence next week. DS NLine, which enables the user to align the charges at surface and then orient the gun in the wellbore, has been adopted by several operators and service companies, and we expect sales volumes will continue increasing as more completion engineers incorporate the system into their well designs.”

“Our NobelClad business is reporting solid demand from the downstream energy sector, and also is bidding on a number of international upstream projects that are expected to be awarded in the coming months. New composite-metal applications also are generating increased customer interest within a variety of industrial processing sectors. With NobelClad’s sales team pursuing a growing number of large project opportunities in both new and traditional end markets, we believe 2020 could be a year of meaningful growth for the business.”

Longe continued, “We ended the third quarter with a trailing 12-month return on invested capital of 30%, and a net debt position that has improved 43% since the end of last year. As a result of our financial strength and commitment to delivering value to our stakeholders, we recently increased our annual dividend to $0.50 from $0.08.

“Despite the anticipated slowdown in North American well-completion activity, we are maintaining our full-year 2019 guidance for sales, and now expect adjusted EPS will be in a range of $3.65 to $3.80, up from a previously forecasted range of $3.55 to $3.70. We expect to end 2019 with record revenue, income and returns on invested capital, as well as a clean balance sheet. We also anticipate our markets will begin to recover next year, and believe 2020 will bring continued financial growth for DMC.

“I sincerely appreciate the commitment and consistent effort of DMC’s employees around the world,” Longe added. “Our continued success would not be possible without them. I also want to thank our customers for their loyalty and ongoing support of our businesses.”

Guidance
Michael Kuta, CFO, said fourth quarter sales are expected in a range of $92 million to $97 million versus the $90.3 million in the 2018 fourth quarter. At the business level, DynaEnergetics is expected to report sales in a range of $72 million to $75 million versus the $63.2 million reported in last year’s fourth quarter. NobelClad’s sales are expected to be in the range of $20 million to $22 million versus the $27.1 million reported in the 2018 fourth quarter.

Consolidated gross margin is expected to be in a range of 34% to 35% versus 35% reported in the year-ago fourth quarter. The anticipated sequential decline versus this year’s third quarter is due to lower fixed overhead absorption on lower expected sales at DynaEnergetics, and a less favorable project mix at NobelClad.

Fourth quarter selling, general and administrative (SG&A) expense is expected to be approximately $17 million versus SG&A of $17.2 million in last year’s fourth quarter. Amortization expense is expected to be approximately $400,000 versus $579,000 in the fourth quarter last year, while interest expense is expected to be approximately $400,000.

Adjusted EBITDA is expected in a range of $17.5 million to $20 million versus $16.9 million in last year’s fourth quarter.

Full-year adjusted earnings per share are expected in a range of $3.65 to $3.80, up from the $2.07 reported in fiscal 2018, and above a previously forecasted range of $3.55 to $3.70.

DMC expects to record an additional charge related to the winddown of operations in Tyumen, Siberia. The charge primarily is associated with the write off of cumulative foreign currency translation losses incurred since the plant commenced operations in 2011. These losses, which had a carrying value of approximately $8.0 million as of September 30, 2019, will be fully written off once the assets in Tyumen have been substantially liquidated.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). The call is available live via the Internet at: https://www.investornetwork.com/event/presentation/54704, or by dialing 844-369-8770 (862-298-0840 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available until October 31, 2019, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #54704.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income, adjusted net income, adjusted gross margin, adjusted diluted earnings per share, net debt, and return on invested capital (ROIC) are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income is defined as operating income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income is defined as net income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted gross margin is defined as gross margin plus inventory write downs associated with restructuring. Adjusted diluted earnings per share is defined as diluted earnings per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net debt is defined as total debt less cash and cash equivalents. ROIC is based on Bloomberg Finance's most recent calculation methodology and is computed as trailing 12-month net operating profit after tax divided by average invested capital, where average of invested capital is calculated based on the average of invested capital for the current period and invested capital for the same period a year ago. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income, adjusted net income, adjusted gross margin and adjusted diluted earnings per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income, net income and diluted earnings per share, respectively. ROIC is used by management as one measure of the effectiveness of DMC’s use of capital in its operations, and management believes it may be of similar usefulness to investors.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
DMC Global is a diversified holding company. Our innovative businesses provide differentiated products and services to niche industrial and commercial markets around the world. DMC’s objective is to identify well-run businesses and strong management teams and support them with long-term capital and strategic, legal, technology and operating resources. Our approach helps our portfolio companies grow core businesses, launch new initiatives, upgrade technologies and systems to support their long-term strategy, and make acquisitions that improve their competitive positions and expand their markets. DMC’s culture is to foster local innovation versus centralized control, and stand behind our businesses in ways that truly add value. Today, DMC’s portfolio consists of DynaEnergetics and NobelClad, which collectively address the energy, industrial processing and transportation markets. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at: http://www.dmcglobal.com

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including fourth quarter and full-year 2019 guidance on sales, gross margin, adjusted gross margin, SG&A, amortization expenses, adjusted earnings per share, adjusted EBITDA and interest expense; as well as our belief that sales volumes of DS NLine will continue increasing as more completion engineers incorporate the system into their well designs; our belief that a number of international upstream projects in NobelClad’s markets will be awarded in the coming months; our belief that 2020 could be year of meaningful growth for NobelClad; our expectation that our markets will begin to recover next year and that 2020 will bring continued financial growth for DMC; and our expectation that losses associated with the winddown of operations in Tyumen, Siberia, will result in a charge in the range of $8 million associated primarily with the write off of cumulative foreign currency translation losses. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2018. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sequential	Year-on-year
NET SALES	$100,094	$110,954	$87,883	-10%	14%
COST OF PRODUCTS SOLD	63,870	68,881	58,155	-7%	10%
Gross profit	36,224	42,073	29,728	-14%	22%
Gross profit percentage	36.2%	37.9%	33.8%
COSTS AND EXPENSES:
General and administrative expenses	10,128	9,460	9,630	7%	5%
Selling and distribution expenses	6,983	7,239	5,420	-4%	29%
Amortization of purchased intangible assets	394	397	769	-1%	-49%
Restructuring expenses, net	5,898	324	192	1,720%	2,972%
Anti-dumping duty penalties	—	—	4,897	n/a	-100%
Total costs and expenses	23,403	17,420	20,908	34%	12%
OPERATING INCOME	12,821	24,653	8,820	-48%	45%
OTHER INCOME (EXPENSE):
Other income (expense), net	170	343	(335)	-50%	151%
Interest expense, net	(387)	(409)	(495)	5%	22%
INCOME BEFORE INCOME TAXES	12,604	24,587	7,990	-49%	58%
INCOME TAX PROVISION	5,689	7,343	3,080	-23%	85%
NET INCOME	6,915	17,244	4,910	-60%	41%
NET INCOME PER SHARE
Basic	$0.47	$1.17	$0.33	-60%	42%
Diluted	$0.46	$1.15	$0.33	-60%	39%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,632,276	14,647,019	14,571,155	—%	—%
Diluted	14,851,166	14,899,987	14,571,155	—%	2%
DIVIDENDS DECLARED PER COMMON SHARE	$0.125	$0.020	$0.020

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Nine months ended		Change
	Sep 30, 2019	Sep 30, 2018	Year-on-year
NET SALES	$311,183	$236,111	32%
COST OF PRODUCTS SOLD	196,481	156,855	25%
Gross profit	114,702	79,256	45%
Gross profit percentage	36.9%	33.6%
COSTS AND EXPENSES:
General and administrative expenses	28,756	27,550	4%
Selling and distribution expenses	20,531	16,427	25%
Amortization of purchased intangible assets	1,189	2,365	-50%
Restructuring expenses, net	6,300	553	1,039%
Anti-dumping duty penalties	—	8,000	-100%
Total costs and expenses	56,776	54,895	3%
OPERATING INCOME	57,926	24,361	138%
OTHER INCOME (EXPENSE):
Other income (expense), net	492	(1,039)	147%
Interest expense, net	(1,169)	(1,096)	-7%
INCOME BEFORE INCOME TAXES	57,249	22,226	158%
INCOME TAX PROVISION	17,920	7,024	155%
NET INCOME	39,329	15,202	159%
NET INCOME PER SHARE
Basic	$2.67	$1.02	162%
Diluted	$2.64	$1.02	159%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,589,655	14,518,765	—%
Diluted	14,800,132	14,518,765	2%
DIVIDENDS DECLARED PER COMMON SHARE	$0.165	$0.060

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sequential	Year-on-year
Net sales	$77,356	$88,628	$66,250	-13%	17%
Gross profit	30,543	36,341	24,505	-16%	25%
Gross profit percentage	39.5%	41.0%	37.0%
COSTS AND EXPENSES:
General and administrative expenses	5,048	4,591	5,556	10%	-9%
Selling and distribution expenses	4,405	4,637	3,522	-5%	25%
Amortization of purchased intangible assets	299	300	670	—%	-55%
Restructuring expenses	5,880	—	—	n/a	n/a
Anti-dumping duty penalties	—	—	4,897	n/a	-100%
Operating income	14,911	26,813	9,860	-44%	51%
Adjusted EBITDA	$23,193	$28,532	$16,352	-19%	42%

	Nine months ended		Change
	Sep 30, 2019	Sep 30, 2018	Year-on-year
Net sales	$245,820	$174,270	41%
Gross profit	98,116	65,879	49%
Gross profit percentage	39.9%	37.8%
COSTS AND EXPENSES:
General and administrative expenses	13,360	14,526	-8%
Selling and distribution expenses	13,142	10,493	25%
Amortization of purchased intangible assets	900	2,059	-56%
Restructuring expenses	5,880	—	n/a
Anti-dumping duty penalties	—	8,000	-100%
Operating income	64,834	30,801	110%
Adjusted EBITDA	$76,234	$43,530	75%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

NobelClad

	Three months ended			Change
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sequential	Year-on-year
Net sales	$22,738	$22,326	$21,633	2%	5%
Gross profit	5,811	5,884	5,302	-1%	10%
Gross profit percentage	25.6%	26.4%	24.5%
COSTS AND EXPENSES:
General and administrative expenses	1,032	1,102	1,090	-6%	-5%
Selling and distribution expenses	2,447	2,438	1,822	—%	34%
Amortization of purchased intangible assets	95	97	99	-2%	-4%
Restructuring expenses, net	18	324	192	-94%	-91%
Operating income	2,219	1,923	2,099	15%	6%
Adjusted EBITDA	$3,082	$3,082	$3,093	—%	—%

	Nine months ended		Change
	Sep 30, 2019	Sep 30, 2018	Year-on-year
Net sales	$65,363	$61,841	6%
Gross profit	17,055	13,615	25%
Gross profit percentage	26.1%	22.0%
COSTS AND EXPENSES:
General and administrative expenses	3,378	3,305	2%
Selling and distribution expenses	6,996	5,660	24%
Amortization of purchased intangible assets	289	306	-6%
Restructuring expenses, net	420	553	-24%
Operating income	5,972	3,791	58%
Adjusted EBITDA	$8,869	$6,779	31%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

				Change
	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sequential	From year-end
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$12,183	$14,881	$13,375	-18%	-9%
Accounts receivable, net	71,689	76,800	59,709	-7%	20%
Inventory, net	58,923	59,980	51,074	-2%	15%
Other current assets	9,206	6,650	8,058	38%	14%

Total current assets	152,001	158,311	132,216	-4%	15%

Property, plant and equipment, net	103,670	105,232	95,140	-1%	9%
Purchased intangible assets, net	6,251	7,375	8,589	-15%	-27%
Other long-term assets	13,893	14,266	4,473	-3%	211%

Total assets	$275,815	$285,184	$240,418	-3%	15%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$24,306	$36,179	$24,243	-33%	—%
Accrued anti-dumping penalties	—	—	8,000	n/a	-100%
Contract liabilities	2,563	2,076	1,140	23%	125%
Dividend payable	1,866	299	295	524%	533%
Accrued income taxes	10,427	9,419	9,545	11%	9%
Current portion of long-term debt	3,125	3,125	3,125	—%	—%
Other current liabilities	21,671	19,234	18,217	13%	19%

Total current liabilities	63,958	70,332	64,565	-9%	-1%

Long-term debt	25,010	32,744	38,230	-24%	-35%
Deferred tax liabilities	1,469	458	379	221%	288%
Other long-term liabilities	18,302	18,149	2,958	1%	519%
Stockholders’ equity	167,076	163,501	134,286	2%	24%

Total liabilities and stockholders’ equity	$275,815	$285,184	$240,418	-3%	15%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,915	$17,244	$4,910
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,223	2,157	1,628
Amortization of purchased intangible assets	394	397	769
Amortization of deferred debt issuance costs	47	36	44
Stock-based compensation	1,242	1,495	870
Deferred income taxes	1,236	81	243
Loss on disposal of property, plant and equipment	26	317	4
Restructuring expenses, net	5,898	324	192
Transition tax liability	—	—	(411)
Change in working capital, net	(6,187)	(5,746)	(125)
Net cash provided by operating activities	11,794	16,305	8,124
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(6,094)	(9,682)	(10,373)
Proceeds on sale of property, plant and equipment	—	1,054	—
Net cash used in investing activities	(6,094)	(8,628)	(10,373)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on revolving loans, net	(7,000)	(6,749)	(300)
(Repayments) borrowings on capital expenditure facility	(782)	(781)	7,187
Payment of dividends	(298)	(300)	(298)
Payment of deferred debt issuance costs	—	—	(179)
Net proceeds from issuance of common stock	—	358	2
Treasury stock purchases	(123)	(103)	(70)
Net cash provided by (used in) financing activities	(8,203)	(7,575)	6,342
EFFECTS OF EXCHANGE RATES ON CASH	(195)	(95)	376

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,698)	7	4,469
CASH AND CASH EQUIVALENTS, beginning of the period	14,881	14,874	6,629
CASH AND CASH EQUIVALENTS, end of the period	$12,183	$14,881	$11,098

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Nine months ended
	Sep 30, 2019	Sep 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,329	$15,202
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,178	4,799
Amortization of purchased intangible assets	1,189	2,365
Amortization of deferred debt issuance costs	130	268
Stock-based compensation	3,908	2,662
Deferred income taxes	1,660	276
Loss on disposal of property, plant and equipment	343	30
Restructuring expenses, net	6,300	553
Transition tax liability	—	(679)
Change in working capital, net	(23,941)	(18,931)
Net cash provided by operating activities	35,096	6,545
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(22,377)	(26,574)
Proceeds on sale of property, plant and equipment	1,258	—
Net cash used in investing activities	(21,119)	(26,574)
CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayments) borrowings on revolving loans, net	(10,999)	4,522
(Repayments) borrowings on capital expenditure facility	(2,344)	18,990
Payment of dividends	(896)	(891)
Payment of deferred debt issuance costs	—	(310)
Net proceeds from issuance of common stock	358	232
Treasury stock purchases	(1,079)	(453)
Net cash (used in) provided by financing activities	(14,960)	22,090
EFFECTS OF EXCHANGE RATES ON CASH	(209)	54

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,192)	2,115
CASH AND CASH EQUIVALENTS, beginning of the period	13,375	8,983
CASH AND CASH EQUIVALENTS, end of the period	$12,183	$11,098

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sequential	Year-on-year
Net income	$6,915	$17,244	$4,910	-60%	41%
Interest expense, net	387	409	495	-5%	-22%
Income tax provision	5,689	7,343	3,080	-23%	85%
Depreciation	2,223	2,157	1,628	3%	37%
Amortization of purchased intangible assets	394	397	769	-1%	-49%

EBITDA	15,608	27,550	10,882	-43%	43%
Restructuring expenses, net	5,898	324	192	1,720%	2,972%
Restructuring related inventory write down	630	—	—	n/a	n/a
Accrued anti-dumping penalties	—	—	4,897	n/a	-100%
Stock-based compensation	1,242	1,495	870	-17%	43%
Other (income) expense, net	(170)	(343)	335	50%	-151%
Adjusted EBITDA	$23,208	$29,026	$17,176	-20%	35%

	Nine months ended
	Sep 30, 2019	Sep 30, 2018	Year-on-year
Net income	$39,329	$15,202	159%
Interest expense, net	1,169	1,096	7%
Income tax provision	17,920	7,024	155%
Depreciation	6,178	4,799	29%
Amortization of purchased intangible assets	1,189	2,365	-50%

EBITDA	65,785	30,486	116%
Restructuring expenses, net	6,300	553	1,039%
Restructuring related inventory write down	630	—	n/a
Accrued anti-dumping penalties	—	8,000	-100%
Stock-based compensation	3,908	2,662	47%
Other (income) expense, net	(492)	1,039	-147%
Adjusted EBITDA	$76,131	$42,740	78%

Adjusted gross margin

	Three months ended
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018
Gross margin, as reported	36.2%	37.9%	33.8%
Restructuring related inventory write down	0.6%	—%	—%
Adjusted gross margin	36.8%	37.9%	33.8%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Nine months ended
	Sep 30, 2019	Sep 30, 2018
Gross margin, as reported	36.9%	33.6%
Restructuring related inventory write down	0.2%	—
Adjusted gross margin	37.1%	33.6%

Adjusted operating income

	Three months ended			Change
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sequential	Year-on-year
Operating income, as reported	$12,821	$24,653	$8,820	-48%	45%
Restructuring programs:
NobelClad	18	324	192	-94%	-91%
DynaEnergetics	5,880	—	—	n/a	n/a
Restructuring related inventory write down	630	—	—	n/a	n/a
Accrued anti-dumping penalties	—	—	4,897	n/a	-100%
Adjusted operating income	$19,349	$24,977	$13,909	-23%	39%

	Nine months ended
	Sep 30, 2019	Sep 30, 2018	Year-on-year
Operating income, as reported	$57,926	$24,361	138%
Restructuring programs:
NobelClad	420	553	-24%
DynaEnergetics	5,880	—	n/a
Restructuring related inventory write down	630	—	n/a
Accrued anti-dumping penalties	—	8,000	-100%
Adjusted operating income	$64,856	$32,914	97%

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended September 30, 2019
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$12,604	$5,689	$6,915	$0.46
Restructuring programs:
NobelClad	18	—	18	—
DynaEnergetics	5,880	77	5,803	0.40
Restructuring related inventory write down	630	—	630	0.04
Adjusted net income	$19,132	$5,766	$13,366	$0.90

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended June 30, 2019
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$24,587	$7,343	$17,244	$1.15
Restructuring programs:
NobelClad	324	—	324	0.02
Adjusted net income	$24,911	$7,343	$17,568	$1.17

	Three months ended September 30, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$7,990	$3,080	$4,910	$0.33
Restructuring programs:
NobelClad	192	—	192	0.01
Accrued anti-dumping duties	4,897	—	4,897	0.34
Adjusted net income	$13,079	$3,080	$9,999	$0.68

	Nine months ended September 30, 2019
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$57,249	$17,920	$39,329	$2.64
Restructuring programs:
NobelClad	420	—	420	0.03
DynaEnergetics	5,880	77	5,803	0.39
Restructuring related inventory write down	630	—	630	0.04
Adjusted net income	$64,179	$17,997	$46,182	$3.10

	Nine months ended September 30, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$22,226	$7,024	$15,202	$1.02
Restructuring programs:
NobelClad	553	—	553	0.04
Accrued anti-dumping duties	8,000	—	8,000	0.55
Adjusted net income	$30,779	$7,024	$23,755	$1.61

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Return on Invested Capital

		Three months ended
		Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019
Operating income		8,820	$13,063	$20,452	$24,653	$12,821
Income tax provision (benefit) (1)		3,396	(2,809)	4,990	7,371	5,782
Net operating profit after taxes (NOPAT)		5,424	15,872	15,462	17,282	7,039
Trailing Twelve Months NOPAT					54,040	55,655

	Balances as of
	June 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019
Allowance for doubtful accounts	572	490	513	574	428	405
Deferred tax assets	—	—	(4,001)	(3,843)	(3,656)	(3,431)
Deferred tax liabilities	606	849	379	880	458	1,469
Accrued income taxes	6,557	9,299	9,545	5,367	9,419	10,427
Current portion of long-term debt	—	—	3,125	3,125	3,125	3,125
Long-term debt	34,611	41,454	38,230	40,239	32,744	25,010
Total stockholders' equity	114,229	119,390	134,286	148,911	163,501	167,076
Total invested capital	156,575	171,482	182,077	195,253	206,019	204,081
Average invested capital				171,049	181,297	187,782

Trailing Twelve Months Return on Invested Capital (ROIC)				25%	30%	30%

(1) Tax calculation for NOPAT:
	Three months ended		Twelve months ended	Three months ended
	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019	June 30, 2019	Sep 30, 2019
Income before income taxes	7,990	12,381	34,607	20,058	24,587	12,604
Income tax provision (benefit)	3,080	(2,890)	4,134	4,888	7,343	5,689
Effective tax rate	38.5%	(23.3)%	11.9%	24.4%	29.9%	45.1%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sequential	Year-on-year
Operating income	$14,911	$26,813	$9,860	-44%	51%
Adjustments:
Restructuring	5,880	—	—	n/a	n/a
Restructuring related inventory write down	630	—	—	n/a	n/a
Accrued anti-dumping penalties	—	—	4,897	n/a	-100%
Depreciation	1,473	1,419	925	4%	59%
Amortization of purchased intangibles	299	300	670	—%	-55%
Adjusted EBITDA	$23,193	$28,532	$16,352	-19%	42%

	Nine months ended		Change
	Sep 30, 2019	Sep 30, 2018	Year-on-year
Operating income	$64,834	$30,801	110%
Adjustments:
Restructuring	5,880	—	n/a
Restructuring related inventory write down	630	—	n/a
Accrued anti-dumping penalties	—	8,000	-100%
Depreciation	3,990	2,670	49%
Amortization of purchased intangibles	900	2,059	-56%
Adjusted EBITDA	$76,234	$43,530	75%

Adjusted gross margin

	Three months ended
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018
Gross margin, as reported	39.5%	41.0%	37.0%
Restructuring related inventory write down	0.8%	—%	—%
Adjusted gross margin	40.3%	41.0%	37.0%

	Nine months ended
	Sep 30, 2019	Sep 30, 2018
Gross margin, as reported	39.9%	37.8%
Restructuring related inventory write down	0.3%	—
Adjusted gross margin	40.2%	37.8%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

NobelClad

	Three months ended			Change
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sequential	Year-on-year
Operating income	$2,219	$1,923	$2,099	15%	6%
Adjustments:
Restructuring expenses, net	18	324	192	-94%	-91%
Depreciation	750	738	703	2%	7%
Amortization of purchased intangibles	95	97	99	-2%	-4%
Adjusted EBITDA	$3,082	$3,082	$3,093	—%	—%

	Nine months ended
	Sep 30, 2019	Sep 30, 2018	Year-on-year
Operating income	$5,972	$3,791	58%
Adjustments:
Restructuring expenses, net	420	553	-24%
Depreciation	2,188	2,129	3%
Amortization of purchased intangibles	289	306	-6%
Adjusted EBITDA	$8,869	$6,779	31%